Exhibit 10.4



                             SUBORDINATION AGREEMENT

                  This Agreement, dated as of April 18 2003, is made by John J. Pilger, an individual resident of the state of Mississippi (the "Subordinated Creditor"), for the benefit of David Reese, an individual resident of the state of Nevada (the "Senior Lender").

                  BounceBackTechnologies.com, Inc., a Mississippi corporation (the "Borrower"), is now indebted to the Senior Lender on account of loans or the other extensions of credit or financial accommodations from the Senior Lender to the Borrower.

                  The Borrower is also now indebted to SouthTrust Bank, which holds a security interest in the Collateral (as defined below) which is prior to Senior Lender's security interest.

                  The Subordinated Creditor, an officer of the Borrower, intends to accept an assignment of SouthTrust Bank's loan and security interest.

                  As a condition to Senior Lender's consent to such assignment from SouthTrust Bank to Subordinated Creditor and other accommodations to Borrower, the Senior Lender has required that the Subordinated Creditor subordinate the payment of the Subordinated Creditor's loans and other financial accommodations to the payment of any and all indebtedness of the Borrower to the Senior Lender. Subordinating his/her interests pursuant to the terms of this Agreement is in the Subordinated Creditor's best interest.

                  ACCORDINGLY, in consideration of the loans and other financial accommodations that have been made and may hereafter be made by the Senior Lender for the benefit of the Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Subordinated Creditor hereby agrees as follows:

                  1. Definitions. As used herein, the following terms have the meanings set forth below:

                  "Borrower Default" means a Default or Event of Default as defined in any agreement or instrument evidencing, governing, or issued in connection with Senior Lender Indebtedness, including, but not limited to, the Loan Agreement, or any default under or breach of any such agreement or instrument or related loan documents.

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                  "Collateral" means all collateral now or hereafter securing payment of the Senior Lender Indebtedness, specifically including, but not limited to, all of Borrower's right, title and interest in:

                  (a) that certain Conditional Release and Termination Agreement between Borrower and Lakes Entertainment, Inc., a Minnesota corporation, f/k/a Lakes Gaming, Inc. ("Lakes") dated May 20, 1999, as amended on July 1, 1999, and January 2, 2003, and as may be further amended from time to time, including without limitation any payments to be made by Lakes pursuant to the terms of such agreement (the "Lakes Agreement"); and

                  (b) that certain civil suit initiated by the Borrower against Harrah's Entertainment, Inc. on September 4, 1998 in United States District Court for District of Minnesota, court file number 98-2058(JEL/JGL), styled as Casino Resource Corporation v. Harrah's Entertainment, Inc., and Harrah's Operating Company, Inc., d/b/a Harrah's Southwest Michigan Casino Corporation, Harrah's Southwest Michigan Casino Corporation, Philip G. Satre, Colin V. Reed, and John Does 1-10, and related claims including without limitation any and all choses in action, claims, settlements, judgments or other recoveries related to or based on such suit;

                  and all proceeds thereof.

                  "Lakes Payments" means the amounts payable by Lakes to Borrower pursuant to the terms of the Lakes Agreement, upon the opening of a casino as contemplated by the First Amended and Restated Management Agreement between the Pokagon Band of Potawatomi Indians (the "Tribe") and Great Lakes Gaming of Michigan, LLC, a wholly-owned subsidiary of Lakes ("Great Lakes"), dated October 16, 2000 (as heretofore and hereafter amended, the "Management Agreement").

                  "Lien" means any security interest, mortgage, deed of trust, pledge, lien, charge, encumbrance, title retention agreement or analogous instrument or device, including the interest of each lessor under any capitalized lease and the interest of any bondsman under any payment or performance bond, in, of or on any assets or properties of a person or entity, whether now owned or hereafter acquired and whether arising by agreement or operation of law.

                  "Loan Agreement" means that certain Loan Agreement dated as of January 2, 2003, by and between the Borrower and the Senior Lender as the same may hereafter be amended, supplemented or restated from time to time.

                  "Senior Lender Indebtedness" means any debt of Borrower to Senior Lender arising from or relating to the Loan Agreement, the Secured Promissory Note executed by Borrower in favor of Senior Lender, dated January 2, 2003, and any

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

         related transaction documents, and each and every other debt, liability and obligation of every type and description which the Borrower may now or at any time hereafter owe to the Senior Lender, whether such debt, liability or obligation now exists or is hereafter created or incurred, and whether it is or may be direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or joint, several or joint and several, all interest thereon, and all fees, costs and other charges related thereto (including all interest, fees, costs and other charges accruing after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Borrower, whether or not allowed in such proceeding or other action), all renewals, extensions and modifications thereof and any notes issued in whole or partial substitution therefor.

                  "Subordinated Indebtedness" means all obligations arising under the Subordinated Note and each and every other debt, liability and obligation of every type and description which the Borrower may now or at any time hereafter owe to the Subordinated Creditor, whether such debt, liability or obligation now exists or is hereafter created or incurred, and whether it is or may be direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or joint, several or joint and several.

                  "Subordinated Note" means the Promissory Note payable by Borrower to SouthTrust Bank in the principal amount of $198,994.45, dated September 12, 2002, as assigned by SouthTrust Bank to Subordinated Creditor by an assignment dated _____________, 2003, together with all renewals, extensions and modifications thereof and any note or notes issued in substitution therefor.

                  2. Subordination. The payment of all of the Subordinated Indebtedness is hereby expressly subordinated to the extent and in the manner hereinafter set forth to the payment in full of the Senior Lender Indebtedness; and regardless of any priority otherwise available to the Subordinated Creditor by law or by agreement, the Senior Lender shall hold a first priority Lien in the Collateral, and any Lien claimed therein by the Subordinated Creditor shall be and remain fully subordinate to the Lien of the Senior Lender therein for all purposes whatsoever. The Subordinated Indebtedness shall continue to be subordinated to the Senior Lender Indebtedness even if the Senior Lender Indebtedness is subordinated, avoided or disallowed under the United States Bankruptcy Code or other applicable law. The Subordinated Creditor hereby authorized the Senior Lender to file with the Secretary of State's Office in Jackson County, Mississippi a UCC-3 Amendment in substantially the form attached hereto as Exhibit A.

                  3. Payments of Principal and Interest. Until all of the Senior Lender Indebtedness has been paid in full and the Senior Lender has released its Lien in the Collateral, the Subordinated Creditor shall not, without the Senior Lender's prior written consent, demand, receive or accept any payment (whether principal, interest or otherwise)


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


         from the Borrower in respect of the Subordinated Indebtedness, or exercise any right of or permit any setoff in respect of the Subordinated Indebtedness, except that the Subordinated Creditor may accept scheduled payments (but not prepayments) of principal and interest required to be paid under the Subordinated Note or documents evidencing unsecured Subordinated Debt (including scheduled payments of deferred compensation), so long as no Borrower Default has occurred and is continuing or will occur as a result of or immediately following any such payment.

                  4. Amendment of Subordinated Note; Additional Loans. In no event shall Subordinated Creditor amend the Subordinated Note or any related loan documents without Senior Lender's prior written consent. Subordinated Creditor agrees that it shall not lend any additional secured funds to Borrower, and that the total amount of secured Subordinated Indebtedness shall not exceed the principal amount outstanding on the Subordinated Note. Subordinated Creditor may make unsecured loans to the Company or defer receipt of compensation from the Company.

                  5. Receipt of Prohibited Payments. If the Subordinated Creditor receives any payment on the Subordinated Indebtedness that the Subordinated Creditor is not entitled to receive under the provisions of this Agreement, the Subordinated Creditor will hold the amount so received in trust for the Senior Lender and will forthwith turn over such payment to the Senior Lender in the form received (except for the endorsement of the Subordinated Creditor where necessary) for application to then-existing Senior Lender Indebtedness (whether or not due), in such manner of application as the Senior Lender may deem appropriate. If the Subordinated Creditor exercises any right of setoff which the Subordinated Creditor is not permitted to exercise under the provisions of this Agreement, the Subordinated Creditor will promptly pay over to the Senior Lender, in immediately available funds, an amount equal to the amount of the claims or obligations offset. If the Subordinated Creditor fails to make any endorsement required under this Agreement, the Senior Lender, or any of its officers or employees or agents on behalf of the Senior Lender, is hereby irrevocably appointed as the attorney-in-fact (which appointment is coupled with an interest) for the Subordinated Creditor to make such endorsement in the Subordinated Creditor's name.

                  6. Action on Subordinated Indebtedness. The Subordinated Creditor will not commence any action or proceeding against the Borrower to recover all or any part of the Subordinated Indebtedness, or join with any creditor (unless the Senior Lender shall so join) in bringing any proceeding against the Borrower under any bankruptcy, reorganization, readjustment of debt, arrangement of debt receivership, liquidation or insolvency law or statute of the federal or any state government, or take possession of, sell, or dispose of any Collateral, or exercise or enforce any right or remedy available to the Subordinated Creditor with respect to any such Collateral, unless and until the Senior Lender Indebtedness has been paid in full and the Senior Lender has released its Lien in the Collateral.


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


                  7. Action Concerning Collateral.

                  (a) Notwithstanding any Lien now held or hereafter acquired by the Subordinated Creditor, the Senior Lender may take possession of, sell, dispose of, and otherwise deal with all or any part of the Collateral, and may enforce any right or remedy available to it with respect to the Borrower or the Collateral, all without notice to or consent of the Subordinated Creditor except as specifically required by applicable law.

                  (b) In addition, and without limiting the generality of the foregoing, if (i) a Borrower Default has occurred and is continuing,
         (ii) the Borrower intends to sell or otherwise dispose of any Collateral to an unrelated third party outside the ordinary course of business, (iii) the Senior Lender has given written notice thereof to the Subordinated Creditor, and (iv) the Subordinated Creditor has failed, within ten (10) days after receipt of such notice, to purchase for cash the Senior Lender Indebtedness for the full amount thereof, the Subordinated Creditor shall be deemed to have consented to such sale or disposition, to have released any Lien it may have in such Collateral and to have authorized the Senior Lender or its agents to file partial releases (and any related financing statements such as "in-lieu" financing statements under Part 7 of Article 9 of the Uniform Commercial Code) with respect to such Collateral.

                  (c) The Senior Lender shall have no duty to preserve, protect, care for, insure, take possession of, collect, dispose of, or otherwise realize upon any of the Collateral, and in no event shall the Senior Lender be deemed the Subordinated Creditor's agent with respect to the Collateral. All proceeds received by the Senior Lender with respect to any Collateral may be applied, first, to pay or reimburse the Senior Lender for all costs and expenses (including reasonable attorneys' fees) incurred by the Senior Lender in connection with the collection of such proceeds, and, second, to any Senior Lender Indebtedness secured by the Senior Lender's Lien in that Collateral, in any order that it may choose.

                  8. Bankruptcy and Insolvency. In the event of any receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization or arrangement with creditors, whether or not pursuant to bankruptcy law, the sale of all or substantially all of the assets of the Borrower, dissolution, liquidation or any other marshalling of the assets or liabilities of the Borrower, the Subordinated Creditor will file all claims, proofs of claim or other instruments of similar character necessary to enforce the obligations of the Borrower in respect of the Subordinated Indebtedness and will hold in trust for the Senior Lender and promptly pay over to the Senior Lender in the form received (except for the endorsement of the Subordinated Creditor where necessary) for application to the then-existing Senior Lender Indebtedness, any and all moneys, dividends or other assets received in any such proceedings on account of the Subordinated Indebtedness, unless and until the Senior Lender Indebtedness has been paid in full and the Senior Lender's Lien in the

         Collateral has been terminated. If the Subordinated Creditor shall fail to take any such action, the Senior Lender, as attorney-in-fact for the Subordinated Creditor, may take such action on the Subordinated Creditor's behalf. The Subordinated Creditor hereby irrevocably appoints the Senior Lender, or any of its officers or employees on behalf of the Senior Lender, as the attorney-in-fact for the Subordinated Creditor (which appointment is coupled with an interest) with the power but not the duty to demand, sue for, collect and receive any and all such moneys, dividends or other assets and give acquittance therefor and to file any claim, proof of claim or other instrument of similar character, to vote claims comprising Subordinated Indebtedness to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension and to take such other action in the Senior Lender's own name or in the name of the Subordinated Creditor as the Senior Lender may deem necessary or advisable for the enforcement of the agreements contained herein; and the Subordinated Creditor will execute and deliver to the Senior Lender such other and further powers-of-attorney or instruments as the Senior Lender may request in order to accomplish the foregoing. If the Senior Lender desires to permit the use of cash collateral or to provide post-petition financing to the Borrower, the Subordinated Creditor shall not object to the same or assert that its interests are not being adequately protected.

                  9. Restrictive Legend; Transfer of Subordinated Indebtedness. The Subordinated Creditor will cause the Subordinated Note and all other notes, bonds, debentures or other instruments evidencing the Subordinated Indebtedness or any part thereof to contain a specific statement thereon to the effect that the indebtedness thereby evidenced is subject to the provisions of this Agreement, and the Subordinated Creditor will mark its books conspicuously to evidence the subordination effected hereby. At the request of the Senior Lender, the Subordinated Creditor shall deposit with the Senior Lender the Subordinated Note and all of the other notes, bonds, debentures or other instruments evidencing the Subordinated Indebtedness, which notes, bonds, debentures or other instruments may be held by the Senior Lender so long as any Senior Lender Indebtedness remains outstanding or the Senior Lender's Lien in the Collateral has not been terminated. The Subordinated Creditor is the lawful holder of the Subordinated Note and has not transferred any interest therein to any other person. Without the prior written consent of the Senior Lender, the Subordinated Creditor will not assign, transfer or pledge to any other person any of the Subordinated Indebtedness or agree to a discharge or forgiveness of the same.

                  10. Continuing Effect. This Agreement shall constitute a continuing agreement of subordination, and the Senior Lender may, without notice to or consent by the Subordinated Creditor, modify any term of the Senior Lender Indebtedness in reliance upon this Agreement. Without limiting the generality of the foregoing, the Senior Lender may, at any time and from time to time, without the consent of or notice to the Subordinated Creditor and without incurring responsibility to the Subordinated Creditor or impairing or releasing any of the Senior Lender's rights or any of the Subordinated Creditor's obligations hereunder:

                  (a) change the interest rate or change the amount of payment or extend the time for payment or renew or otherwise alter the terms of any Senior Lender Indebtedness or any instrument evidencing the same in any manner;

                  (b) sell, exchange, release or otherwise deal with any property at any time securing payment of the Senior Lender Indebtedness or any part thereof;

                  (c) release anyone liable in any manner for the payment or collection of the Senior Lender Indebtedness or any part thereof;

                  (d) exercise or refrain from exercising any right against the Borrower or any other person (including the Subordinated Creditor); and

                  (e) apply any sums received by the Senior Lender, by whomsoever paid and however realized, to the Senior Lender Indebtedness in such manner as the Senior Lender shall deem appropriate.

The Subordinated Creditor hereby waives any and all right to require the marshalling of assets in connection with the exercise of any of the Senior Lender's remedies permitted by applicable law or agreement.

                  11. No Commitment. None of the provisions of this Agreement shall be deemed or construed to constitute or imply any commitment or obligation on the part of the Senior Lender to make any future loans or other extensions of credit or financial accommodations to the Borrower.

                  12. Notice. All notices and other communications hereunder shall be in writing and shall be (i) personally delivered, (ii) transmitted by registered mail, postage prepaid, or (iii) transmitted by telecopy, in each case addressed to the party to whom notice is being given at its address as set forth below:

                  If to the Senior Lender:

                  David Reese
                  9024 Players Club Drive
                  Las Vegas, NV 89134


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


                  If to the Subordinated Creditor:
                  Jack Pilger
                  707 Bienville Blvd.
                  Ocean Springs, MS  39564

or at such other address as may hereafter be designated in writing by that party. All such notices or other communications shall be deemed to have been given on (i) the date received if delivered personally, (ii) the date of posting if delivered by mail, or (iii) the date of transmission if delivered by telecopy.

                  13. Conflict in Agreements. If the subordination provisions of any instrument evidencing Subordinated Indebtedness conflict with the terms of this Agreement, the terms of this Agreement shall govern the relationship between the Senior Lender and the Subordinated Creditor.

                  14. No Waiver. No waiver shall be deemed to be made by the Senior Lender of any of its rights hereunder unless the same shall be in writing signed on behalf of the Senior Lender, and each such waiver, if any, shall be a waiver only with respect to the specific matter or matters to which the waiver relates and shall in no way impair the rights of the Senior Lender or the obligations of the Subordinated Creditor to the Senior Lender in any other respect at any time.

                  15. Binding Effect; Acceptance. This Agreement shall be binding upon the Subordinated Creditor and the Subordinated Creditor's heirs, legal representatives, successors and assigns and shall inure to the benefit of the Senior Lender and its participants, successors and assigns irrespective of whether this or any similar agreement is executed by any other Subordinated Creditor of the Borrower. Notice of acceptance by the Senior Lender of this Agreement or of reliance by the Senior Lender upon this Agreement is hereby waived by the Subordinated Creditor.

                  16. Miscellaneous. The paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Faxed copies shall be deemed originals.

                  17. Governing Law; Consent to Jurisdiction and Venue; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the substantive laws (other than conflict laws) of the State of Minnesota. Each party consents to the personal jurisdiction of the state and federal courts located in the State of Minnesota in connection with any controversy related to this Agreement, waives any argument that venue in any such forum is not convenient, and agrees that any litigation initiated by any of them in connection with this Agreement may be venued in either the state or federal courts located in Hennepin


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

County, Minnesota. THE PARTIES WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED ON OR PERTAINING TO THIS ACKNOWLEDGMENT.


               The rest of this page is intentionally left blank.



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




                  IN WITNESS WHEREOF, the Subordinated Creditor has executed this Agreement as of the date and year first above-written.


                                         /s/ John J. Pilger


                           Acknowledgment by Borrower
                           --------------------------

                  The undersigned, being the Borrower referred to in the foregoing Agreement, hereby (i) acknowledges receipt of a copy thereof, (ii) agrees to all of the terms and provisions thereof, (iii) agrees to and with the Senior Lender that it shall make no payment on the Subordinated Indebtedness that the Subordinated Creditor would not be entitled to receive under the provisions of the Agreement, (iv) agrees that any such payment will constitute a default under the Senior Lender Indebtedness, and (v) agrees to mark its books conspicuously to evidence the subordination of the Subordinated Indebtedness effected hereby.

                                             BounceBackTechnologies.com, Inc.

                                             By /s/ John J. Pilger, Its CEO



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

                                     CONSENT

         This CONSENT is entered into as of May 28, 2003, by David Reese, an individual resident of the State of Nevada ("Reese"), in favor of BounceBackTechnologies.com, Inc., a Mississippi corporation ("BounceBack").

                                    Recitals

         A. Reese has advanced $500,000.00 (together with interest and other amounts due under the Loan Agreement, as defined below, the "Prior Debt") to BounceBack pursuant to the terms of a Loan Agreement dated January 2, 2003, between Reese and BounceBack (the "Loan Agreement"). The Loan Agreement prohibits BounceBack from placing a lien (other than the liens of Reese and SouthTrust Bank) upon any of the Collateral, as defined in the Loan Agreement.

         B. BounceBack desires to obtain additional financing consisting of a loan in the aggregate principal amount of up to $500,000.00 in one or more traunches (together with interest and other amounts due under the loan documents executed by BounceBack in favor of various lenders, the "New Debt") from various lenders, including S. Lynn Warwick, an individual resident of the State of Mississippi ("New Lenders", and individually each a "New Lender"), secured by the Collateral.

         C. Reese desires to consent to the New Debt subject to the conditions set forth in this Consent, including the subordination of the payment of the New Debt to the payment of the Prior Debt, and the subordination of New Lenders' lien on the Collateral to Reese's lien on the Collateral.

                                     Consent

         1. Consent. Reese consents to the proposed loan in the aggregate principal amount of Five Hundred Thousand and no/100 Dollars ($500,000.00) by New Lenders to BounceBack to be secured, at least in part, by the Collateral; provided that, such consent is conditioned upon, as to each New Lender, (i) the execution and delivery by such New Lender to Reese of a Subordination Agreement in the form attached hereto as Exhibit A, and (ii) the execution and delivery by such New Lender, BounceBack, and Lakes Entertainment, Inc. to Reese of a letter agreement in the form attached hereto as Exhibit B. Notwithstanding the foregoing, if at any time more than two New Lenders intend to loan funds to BounceBack, such New Lenders shall appoint an agent who shall enter into a letter agreement in substantially the form of Exhibit B with Lakes Entertainment, Inc. and accept payment from Lakes Entertainment, Inc., on behalf of all such New Lenders.

         2. No Additional Loans. In no event shall Reese be deemed to hereby consent to the advancement of funds by New Lenders to BounceBack in excess of the aggregate principal amount of up to $500,000.00, or consent to any other loan by any party to BounceBack.

         3. Ratification. Except to the extent that Reese has expressly waived certain rights under the Loan Agreement by agreeing to New Lenders' proposed lien against the Collateral, the Loan Agreement has not been amended, modified or waived in any manner, and it is in full force and effect.

         4. Miscellaneous. This Consent shall be governed by the laws of the State of Minnesota, without regard to conflict of laws provisions thereof. Faxed copies shall be deemed originals.

         IN WITNESS WHEREOF, Reese has executed this Consent as of the date set forth above.



                                        /s/ David Reese


Acknowledged and agreed to:             BOUNCEBACKTECHNOLOGIES.COM, INC.



Date: May 28, 2008                      By: /s/ John J. Pilger
                                        Its: CEO